IBG Treasury Stock Deed

By:

Meena Beri of 1 Doris Hirst Place, West Pennant Hills NSW 2125 (**Meena**)

114 Assets Inc. of 3 Bayside Executive Park, Nassau, The Bahamas (**114 Assets**)

collectively the **Transferors**.

And:

Innovation Beverage Group Limited ACN 625 701 420 having its registered office at 29 Anvil Road, Seven Hills NSW 2147 (**IBG** or the **Company**)

Background

A. The Company is seeking to raise additional capital and apply to be admitted to NASDAQ. In order to facilitate an appropriate capital structure for a potential NASDAQ listing, the Company wishes to reduce the current number of existing issued shares by 1 million shares.

B. The Transferors are founding shareholders of the Company and have agreed to reduce their shareholding in the Company to assist in the Company's capital restructuring on the terms and conditions of this deed.

Operative provisions

1. The Treasury Stock

On execution of this deed:

a. Meena will transfer 500,000 fully paid shares in the Company; and

b. 114 Assets will transfer 500,000 fully paid shares in the Company,

collectively the "**Treasury Stock**" to the Company's nominee Darrin Ocasio to be held for the sole benefit of the Company as treasury stock and will be cancelled upon consummation of the NASDAQ listing.

2. Transfer process

The Transferors agree to sign such documentation including without limitation the form of transfer of the Treasury Stock to the Company's Nominee (**Transfer**) and the Transferors severally request, direct and authorise the IBG board of directors (**Board**) as the Transferors' attorney and agent to take all steps necessary to effect Transfer of the Treasury Stock to the Company's Nominee including, without limitation:

a) cancellation of the share certificate for the Treasury Stock registered in the Transferors' names;

b) issue a new share certificate for the Treasury Stock in the name of the Company's Nominee;

c) remove the Transferors' names from the Company's Share Register as the owner of the Treasury Stock;

d) enter the name of the Company's Nominee in the Company's Share Register as the owner of the Treasury Stock; and

e) The treasury stock held by the nominee from the founding shareholders, Meena Beri and 114 Assets Inc, will be transferred back to both Meena Beri and 114 Assets Inc, should the Nasdaq IPO be abandoned by the company; and

f) file all documents as required by the Australian Securities and Investments Commission to record this transfer of the Treasury Stock to the Company's Nominee.

3. Opportunity for independent advice

Each of the Transferors jointly and severally agree and represent to the Company that:

(a) the transfer of the Treasury Stock by each of the Transferors to the Company's Nominee is unconditional, irrevocable and to be effective immediately on the parties signing this deed;

(b) the Transferors are not owed any further consideration whatsoever from the Company or the Company's Nominee with respect to this transfer of the Treasury Stock to the Company's Nominee pursuant to this deed;

(c) this deed has been entered into voluntarily by each of the Transferors;

(d) each of the Transferors has been given the opportunity to take their own legal, taxation and financial advice as to the nature, effect and extent of this deed;

(e) none of the Company or any of its officers, agents or advisers have provided any advice to the Transferors or made any promise, representation or inducement or been party to any conduct material to the entry into this deed by the Transferors;

(f) there is no guarantee that the Company will be listed on NASDAQ or that there will be any secondary market or trading in the Company's shares; and

(g) the Transferors are aware that the Company is relying upon these representations in entering into this deed.

4. No adverse construction

This deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

5. Severability

If any provision of this deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a) where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b) in any other case the offending provision must be severed from this deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

6. No variation

This deed cannot be amended or varied except in writing signed by the parties.

7. Counterparts

If this deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

8. Further assurances

Each party must do all things necessary to give full effect to this deed and the transactions contemplated by this deed.

9. Governing law and jurisdiction

This deed is governed by and must be construed in accordance with the laws in force in Victoria. The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this deed, its performance or subject matter.

Executed as a deed poll on 18/03/2024

Signed Sealed and Delivered by **Meena Beri** in the presence of:)))	Meena Beri
Signature of witness	Signature

Signed for and on behalf of **114 Assets Inc.** in accordance with Section 127 (1) of the *Corporations Act 2001 (Cth)*:))))	
Signature of Director	Signature of Director/ Secretary
Name of Director (please print)	Name of Director/Secretary (please print)

(b) in any other case the offending provision must be severed from this deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

6. No variation

This deed cannot be amended or varied except in writing signed by the parties.

7. Counterparts

If this deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

8. Further assurances

Each party must do all things necessary to give full effect to this deed and the transactions contemplated by this deed.

9. Governing law and jurisdiction

This deed is governed by and must be construed in accordance with the laws in force in Victoria. The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this deed, its performance or subject matter.

Executed as a deed poll on ....

Signed Sealed and Delivered by **Meena Beri** in the presence of:)

....
Signature

....
Signature of witness

Signed for and on behalf of **114 Assets Inc.** in accordance with Section 127 (1) of the *Corporations Act 2001 (Cth)*:)

Poonam
....
Signature of Director

Poonam
....
Signature of Director/ Secretary

POONAM
....
Name of Director (please print)

POONAM
....
Name of Director/Secretary (please print)

Signed for and on behalf of **Innovation Beverage Group Limited** ACN 625 701 420 in accordance with Section 127 (1) of the *Corporations Act 2001 (Cth)*:)

....	....
Signature of Director	Signature of Director/ Secretary
Sahil Beri	Sally Cardillo
....	....
Name of Director (please print)	Name of Director/Secretary (please print)